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                                                                   EXHIBIT 10.32





          SECOND AMENDMENT TO THE INTERCONNECTION AGREEMENT BETWEEN BELLSOUTH TELECOMMUNICATIONS, INC. AND CYBERNET GROUP REGARDING THE
                         RESALE OF BELLSOUTH SERVICES

         PURSUANT TO THIS AMENDMENT ("the Amendment"), Cybernet Group ("Cybernet") and BellSouth Telecommunications, Inc. ("Company" or "BellSouth") hereinafter referred to collectively as the Parties hereby agree to amend the Interconnection Agreement between the Parties dated May 1, 1997.

                                 WITNESSETH

         WHEREAS, BellSouth is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

         WHEREAS, Cybernet is or seeks to become an alternative local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

         WHEREAS, Cybernet desires to resell BellSouth's telecommunications services; and

         WHEREAS, BellSouth has agreed to provide such services to Cybernet for resale purposes and pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual premises and promises contained herein, BellSouth and Cybernet do hereby agree as follows:

I.       TERM OF THE AGREEMENT

         A. The term of this Amendment shall begin July 7, 1997 and extend to April 14, 1999 and shall apply to all of BellSouth's serving territory as of January 1, 1996 in the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

         B. This Amendment shall be automatically renewed for two additional one year periods unless either party indicates its intent not to renew the Amendment. Notice of such intent must be provided, in writing, to the other party no later than 60 days prior to the end of the then-existing contract period. The terms of this Amendment shall remain in effect after the term of the existing agreement has expired and while a new agreement is being negotiated.

         C. The rates pursuant by which Cybernet is to purchase services from BellSouth for resale shall be at a discount rate off of the retail rate for the telecommunications service. The discount rates shall be as set forth in Exhibit A, attached hereto and incorporated herein by this reference. Such discount shall reflect the costs avoided by BellSouth when selling a service for wholesale purposes.

II.      DEFINITION OF TERMS

         A. CUSTOMER OF RECORD means the entity responsible for placing application for service; requesting additions, rearrangements, maintenance or discontinuance of service; payment in full of charges incurred such as non-recurring, monthly recurring, toll, directory assistance, etc.

         B. DEPOSIT means assurance provided by a customer in the form of cash, surety bond or bank letter of credit to be held by the Company.





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         C.      END USER means the ultimate user of the telecommunications services.

         D. END USER CUSTOMER LOCATION means the physical location of the premises where an end user makes use of the telecommunications services.

         E. NEW SERVICES means functions, features or capabilities that are not currently offered by BellSouth. This includes packaging of existing services or combining a new function, feature or capability with an existing service.

         F. OTHER LOCAL EXCHANGE COMPANY (OLEC) means a telephone company certificated by the public service commissions of the Company's franchised area to provide local exchange service within the Company's franchised area.

         G. RESALE means an activity wherein a certificated OLEC, such as Cybernet subscribes to the telecommunications services of the Company and then reoffers those telecommunications services to the public (with or without "adding value").

         H. RESALE SERVICE AREA means the area, as defined in a public service commission approved certificate of operation, within which an OLEC, such as Cybernet, may offer resold local exchange telecommunications service.

III.     GENERAL PROVISIONS

         A. Cybernet may resell the tariffed local exchange and toll telecommunications services of BellSouth contained in the General Subscriber Service Tariff and Private Line Service Tariff subject to the terms, and conditions specifically set forth herein. Notwithstanding the foregoing, the exclusions and limitations on services available for resale will be as set forth in Exhibit B, attached hereto and incorporated herein by this reference. In addition, Cybernet may not purchase telecommunications services at the wholesale rate for its own use.

         BellSouth shall make available telecommunications services for resale at the rates set forth in Exhibit A to this Amendment and subject to the exclusions and limitations set forth in Exhibit B to this agreement. It does not however waive its rights to appeal or otherwise challenge any decision regarding resale that resulted in the discount rates contained in Exhibit A or the exclusions and limitations contained in Exhibit B. BellSouth reserves the right to pursue any and all legal and/or equitable remedies, including appeals of any decisions. If such appeals or challenges result in changes in the discount rates or exclusions and limitations, the parties agree that appropriate modifications to this Amendment will be made promptly to make its terms consistent with the outcome of the appeal

         B. The provision of services by the Company to Cybernet does not constitute a joint undertaking for the furnishing of any service.

         C. Cybernet will be the customer of record for all services purchased from BellSouth. Except as specified herein, the Company will take orders from, bill and expect payment from Cybernet for all services.





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         D.      Cybernet will be the Company's single point of contact for all services purchased pursuant to this Agreement. The Company shall have no contact with the end user except to the extent provided for herein.

         E. The Company will continue to bill the end user for any services that the end user specifies it wishes to receive directly from the Company.

         F. The Company maintains the right to serve directly any end user within the service area of Cybernet. The Company will continue to directly market its own telecommunications products and services and in doing so may establish independent relationships with end users of Cybernet.

         G. Neither Party shall interfere with the right of any person or entity to obtain service directly from the other Party.

         H. Current telephone numbers may nominally be retained by the end user. However, telephone numbers are the property of the Company and are assigned to the service furnished. Cybernet has no property right to the telephone number or any other call number designation associated with services furnished by the Company, and no right to the continuance of service through any particular central office. The Company reserves the right to change such numbers, or the central office designation associated with such numbers, or both, whenever the Company deems it necessary to do so in the conduct of its business.

         I. The Company may provide any service or facility for which a charge is not established herein, as long as it is offered on the same terms to Cybernet.

         J. Service is furnished subject to the condition that it will not be used for any unlawful purpose.

         K. Service will be discontinued if any law enforcement agency advises that the service being used is in violation of the law.

         L. The Company can refuse service when it has grounds to believe that service will be used in violation of the law.

         M. The Company accepts no responsibility to any person for any unlawful act committed by Cybernet or its end users as part of providing service to Cybernet for purposes of resale or otherwise.

         N. The Company will cooperate fully with law enforcement agencies with subpoenas and court orders for assistance with the Company's customers. Law enforcement agency subpoenas and court orders regarding end users of Cybernet will be directed to Cybernet. The Company will bill Cybernet for implementing any requests by law enforcement agencies regarding Cybernet end users.

         O. The characteristics and methods of operation of any circuits, facilities or equipment provided by any person or entity other than the Company shall not:

                 1. Interfere with or impair service over any facilities of the Company, its affiliates, or its connecting and concurring carriers involved in its service;

                 2.  Cause damage to their plant;





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                 3.  Impair the privacy of any communications; or

                 4.  Create hazards to any employees or the public.

         P. Cybernet assumes the responsibility of notifying the Company regarding less than standard operations with respect to services provided by Cybernet.

         Q. Facilities and/or equipment utilized by BellSouth to provide service to Cybernet remain the property of BellSouth.

         R. White page directory listings will be provided in accordance with regulations set forth in Section A6 of the General Subscriber Service Tariff and will be available for resale.

         S. BellSouth will provide customer record information to the Cybernet provided the Cybernet has the appropriate Letter(s) of Authorization. BellSouth may provide customer record information via one of the following methods: US mail, fax, or by electronic interface. BellSouth will provide customer record information via US mail or fax on an interim basis only.

         Cybernet agrees to compensate BellSouth for all BellSouth incurred expenditures associated with providing such information to Cybernet. Cybernet will adopt and adhere to the BellSouth guidelines associated with each method of providing customer record information.

         T. BellSouth's messaging services may be made available for resale subject to the execution of BellSouth's Messaging Agreement and without the wholesale discount.

         U. BellSouth's Inside Wire Maintenance Plans may be made available for resale at rates, terms and conditions as set forth by BellSouth and without the wholesale discount.

IV.      BELLSOUTH'S PROVISION OF SERVICES TO CYBERNET

         A. Cybernet agrees that its resale of BellSouth services shall be as follows:

                 1. The resale of telecommunications services shall be limited to users and uses conforming to the class of service restrictions.

                 2. To the extent Cybernet is a telecommunications carrier that serves greater than 5 percent of the Nation's presubscribed access lines, Cybernet shall not jointly market its interLATA services with the telecommunications services purchased from BellSouth pursuant to this Amendment in any of the states covered under this Agreement. For the purposes of this subsection, to jointly market means any advertisement, marketing effort or billing in which the telecommunications services purchased from BellSouth for purposes of resale to customers and interLATA services offered by Cybernet are packaged, tied, bundled, discounted or offered together in any way to the end user. Such efforts include, but are not limited to, sales referrals, resale arrangements, sales agencies or billing agreements. This subsection shall be void and of no effect for a particular state covered under this Amendment as of February 8, 1999 or on the date BellSouth is authorized to offer interLATA services in that state, whichever is earlier.





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                 3.  Hotel and Hospital PBX service are the only
                 telecommunications services available for resale to Hotel/Motel and Hospital end users, respectively. Similarly, Access Line Service for Customer Provided Coin Telephones is the only local service available for resale to Independent Payphone Provider (IPP) customers. Shared Tenant Service customers can only be sold those telecommunications services available in the Company's A23 Shared Tenant Service Tariff.

                 4. Cybernet is prohibited from furnishing both flat and measured rate service on the same business premises to the same subscribers (end users) as stated in A2 of the Company's Tariff except for backup service as indicated in the applicable state tariff Section A3.

                 5. If telephone service is established and it is subsequently determined that the class of service restriction has been violated, Cybernet will be notified and billing for that service will be immediately changed to the appropriate class of service. Service charges for changes between class of service, back billing, and interest as described in this subsection shall apply at the Company's sole discretion. Interest at a rate as set forth in Section A2 of the General Subscriber Service Tariff and Section B2 of the Private Line Service Tariff for the applicable state, compounded daily for the number of days from the back billing date to and including the date that Cybernet actually makes the payment to the Company may be assessed.

                 6. The Company reserves the right to periodically audit services purchased by Cybernet to establish authenticity of use. Such audit shall not occur more than once in a calendar year. Cybernet shall make any and all records and data available to the Company or the Company's auditors on a reasonable basis. The Company shall bear the cost of said audit.

         B. Resold services can only be used in the same manner as specified in the Company's Tariff. Resold services are subject to the same terms and conditions as are specified for such services when furnished to an individual end user of the Company in the appropriate section of the Company's Tariffs. Specific tariff features, e.g. a usage allowance per month, shall not be aggregated across multiple resold services. Resold services cannot be used to aggregate traffic from more than one end user customer except as specified in Section A23. of the Company's Tariff referring to Shared Tenant Service.

         C. Cybernet may resell services only within the specific resale service area as defined in its certificate.

         D. Telephone numbers transmitted via any resold service feature are intended solely for the use of the end user of the feature. Resale of this information is prohibited.

         E. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. Cybernet is strictly prohibited from any use, including but not limited to sales, marketing or advertising, of any BellSouth name or trademark.

V.       MAINTENANCE OF SERVICES

         A. Cybernet will adopt and adhere to the standards contained in the applicable BellSouth Work Center Interface Agreement regarding maintenance and installation of service.





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         B.      Services resold under the Company's Tariffs and facilities and equipment provided by the Company shall be maintained by the Company.

         C. Cybernet or its end users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by the Company, other than by connection or disconnection to any interface means used, except with the written consent of the Company.

         D. Cybernet accepts responsibility to notify the Company of situations that arise that may result in a service problem.

         E. Cybernet will be the Company's single point of contact for all repair calls on behalf of Cybernet's end users. The parties agree to provide one another with toll-free contact numbers for such purposes.

         F. Cybernet will contact the appropriate repair centers in accordance with procedures established by the Company.

         G. For all repair requests, Cybernet accepts responsibility for adhering to the Company's prescreening guidelines prior to referring the trouble to the Company.

         H. The Company will bill Cybernet for handling troubles that are found not to be in the Company's network pursuant to its standard time and material charges. The standard time and material charges will be no more than what BellSouth charges to its retail customers for the same services.

         I. The Company reserves the right to contact Cybernet's customers, if deemed necessary, for maintenance purposes.

VI.      ESTABLISHMENT OF SERVICE

         A. After receiving certification as a local exchange company from the appropriate regulatory agency, Cybernet will provide the appropriate Company service center the necessary documentation to enable the Company to establish a master account for Cybernet. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable. When necessary deposit requirements are met, the Company will begin taking orders for the resale of service.

         B. Service orders will be in a standard format designated by the Company.

         C. When notification is received from Cybernet that a current customer of the Company will subscribe to Cybernet's service, standard service order intervals for the appropriate class of service will apply.

         D. The Company will not require end user confirmation prior to establishing service for Cybernet's end user customer. Cybernet must, however, be able to demonstrate end user authorization upon request.

         E. Cybernet will be the single point of contact with the Company for all subsequent ordering activity resulting in additions or changes to resold services except that the Company will accept a request directly from the





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end user for conversion of the end user's service from Cybernet to the Company or will accept a request from another OLEC for conversion of the end user's service from the Cybernet to the other LEC. The Company will notify Cybernet that such a request has been processed.

         F. If the Company determines that an unauthorized change in local service to Cybernet has occurred, the Company will reestablish service with the appropriate local service provider and will assess Cybernet as the OLEC initiating the unauthorized change, an unauthorized change charge similar to that described in F.C.C. Tariff No. 1, Section 13.3.3. Appropriate nonrecurring charges, as set forth in Section A4. of the General Subscriber Service Tariff, will also be assessed to Cybernet.

These charges can be adjusted if Cybernet provides satisfactory proof of authorization.

                                                             NONRECURRING CHARGE

         (a) each Residence or Business line                          $19.41

         G. The Company will, in order to safeguard its interest, require Cybernet to make a deposit to be held by the Company as a guarantee of the payment of rates and charges, unless satisfactory credit has already been established. Any such deposit may be held during the continuance of the service as security for the payment of any and all amounts accruing for the service.

         H.      Such deposit may not exceed two months' estimated billing.

         I. The fact that a deposit has been made in no way relieves Cybernet from complying with the Company's regulations as to advance payments and the prompt payment of bills on presentation nor does it constitute a waiver or modification of the regular practices of the Company providing for the discontinuance of service for nonpayment of any sums due the Company.

         J. The Company reserves the right to increase the deposit requirements when, in its sole judgment, the conditions justify such action.

         K. In the event that Cybernet defaults on its account, service to Cybernet will be terminated and any deposits held will be applied to its account.

         L. In the case of a cash deposit, interest at the rate of six percent per annum shall be paid to Cybernet during the continuance of the deposit. Interest on a deposit shall accrue annually and, if requested, shall be annually credited to Cybernet by the accrual date.

VII.     PAYMENT AND BILLING ARRANGEMENTS

         A. When the initial service is ordered by Cybernet, the Company will establish an accounts receivable master account for Cybernet.

         B. The Company shall bill Cybernet on a current basis all applicable charges and credits.





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         C.      Payment of all charges will be the responsibility of Cybernet.
         Cybernet shall make payment to the Company for all services billed.
         The Company is not responsible for payments not received by Cybernet from Cybernet's customer. The Company will not become involved in billing disputes that may arise between Cybernet and its customer. Payments made to the Company as payment on account will be credited to an accounts receivable master account and not to an end user's account.

         D. The Company will render bills each month on established bill days for each of Cybernet's accounts.

         E. The Company will bill Cybernet, in advance, charges for all services to be provided during the ensuing billing period except charges associated with service usage, which charges will be billed in arrears. Charges will be calculated on an individual end user account level, including, if applicable, any charges for usage or usage allowances. BellSouth will also bill all charges, including but not limited to 911 and E911 charges, telecommunications relay charges, and franchise fees, to CYBERNET.

         F. The payment will be due by the next bill date (i.e., same date in the following month as the bill date) and is payable in immediately available funds. Payment is considered to have been made when received by the Company.

         If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or Holiday. If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday. If payment is not received by the payment due date, a late payment penalty, as set forth in I. following, shall apply.

         G. Upon proof of tax exempt certification from Cybernet, the total amount billed to Cybernet will not include any taxes due from the end user. Cybernet will be solely responsible for the computation, tracking, reporting and payment of all federal, state and/or local jurisdiction taxes associated with the services resold to the end user.

         H. As the customer of record, Cybernet will be responsible for, and remit to the Company, all charges applicable to its resold services for emergency services (E911 and 911) and Telecommunications Relay Service (TRS) as well as any other charges of a similar nature.

         I. If any portion of the payment is received by the Company after the payment due date as set forth preceding, or if any portion of the payment is received by the Company in funds that are not immediately available to the Company, then a late payment penalty shall be due to the Company. The late payment penalty shall be the portion of the payment not received by the payment due date times a late factor. The late factor shall be as set forth in Section A2 of the General Subscriber Service Tariff and Section B2 of the Private Line Service Tariff.

         J. Any switched access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, the Company. No additional charges are to be assessed to Cybernet.

         K. The Company will not perform billing and collection services for Cybernet as a result of the execution of this Agreement. All requests for billing services should be referred to the appropriate entity or operational group within the Company.





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         L.      Pursuant to 47 CFR Section 51.617, the Company will bill
         Cybernet end user common line charges identical to the end user common line charges the Company bills its end users.

         M. In general, the Company will not become involved in disputes between Cybernet and Cybernet's end user customers over resold services. If a dispute does arise that cannot be settled without the involvement of the Company, Cybernet shall contact the designated Service Center for resolution. The Company will make every effort to assist in the resolution of the dispute and will work with Cybernet to resolve the matter in as timely a manner as possible. Cybernet may be required to submit documentation to substantiate the claim.

VIII.    DISCONTINUANCE OF SERVICE

         A. The procedures for discontinuing service to an end user are as follows:

                 1. Where possible, the Company will deny service to Cybernet's end user on behalf of, and at the request of, Cybernet. Upon restoration of the end user's service, restoral charges will apply and will be the responsibility of Cybernet.

                 2. At the request of Cybernet, the Company Will disconnect a Cybernet end user customer.

                 3. All requests by Cybernet for denial or disconnection of an end user for nonpayment must be in writing.

                 4. Cybernet will be made solely responsible for notifying the end user of the proposed disconnection of the service.

                 5. The Company will continue to process calls made to the Annoyance Call Center and will advise Cybernet when it is determined that annoyance calls are originated from one of their end user's locations. The Company shall be indemnified, defended and held harmless by Cybernet and/or the end user against any claim, loss or damage arising from providing this information to Cybernet. It is the responsibility of Cybernet to take the corrective action necessary with its customers who make annoying calls. Failure to do so will result in the Company's disconnecting the end user's service.

         B. The procedures for discontinuing service to Cybernet are as follows:

                 1. The Company reserves the right to suspend or terminate service for nonpayment or in the event of prohibited, unlawful or improper use of the facilities or service, abuse of the facilities, or any other violation or noncompliance by Cybernet of the rules and regulations of the Company's Tariffs.

                 2. If payment of account is not received by the bill day in the month after the original bill day, the Company may provide written notice to Cybernet, that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice. If the Company does not refuse additional applications for service on the date specified in the notice, and Cybernet's noncompliance continues, nothing contained herein shall preclude the Company's right to refuse additional applications for service without further notice.





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                 3.  If payment of account is not received, or arrangements made, by the bill day in the second consecutive month, the account will be considered in default and will be subject to denial or disconnection, or both.

                 4. If Cybernet fails to comply with the provisions of this Agreement, including any payments to be made by it on the dates and times herein specified, the Company may, on thirty days written notice to the person designated by Cybernet to receive notices of noncompliance, discontinue the provision of existing services to Cybernet at any time thereafter. In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due. If the Company does not discontinue the provision of the services involved on the date specified in the thirty days notice, and Cybernet's noncompliance continues, nothing contained herein shall preclude the Company's right to discontinue the provision of the services to Cybernet without further notice.

                 5. If payment is not received or arrangements made for payment by the date given in the written notification, Cybernet's services will be discontinued. Upon discontinuance of service on a Cybernet's account, service to Cybernet's end users will be denied. The Company will also reestablish service at the request of the end user or Cybernet upon payment of the appropriate connection fee and subject to the Company's normal application procedures. Cybernet is solely responsible for notifying the end user of the proposed disconnection of the service.

                 6. If within fifteen days after an end user's service has been denied no contact has been made in reference to restoring service, the end user's service will be disconnected.

IX.      LIABILITY

         A. The liability of the Company for damages arising out of mistakes, omissions, interruptions, preemptions, delays errors or defects in transmission, or failures or defects in facilities furnished by the Company, occurring in the course of furnishing service or other facilities and not caused by the negligence of Cybernet, or of the Company in failing to maintain proper standards of maintenance and operation and to exercise reasonable supervision shall in no event exceed an amount equivalent to the proportionate charge to Cybernet for the period of service during which such mistake, omission, interruption, preemption, delay, error or defect in transmission or defect or failure in facilities occur. The Company shall not be liable for damage arising out of mistakes, omission, interruptions, preemptions, delays, errors or defects in transmission or other injury, including but not limited to injuries to persons or property from voltages or currents transmitted over the service of the Company, (1) caused by customer-provided equipment (except where a contributing cause is the malfunctioning of a Company-provided connecting arrangement, in which event the liability of the Company shall not exceed an amount equal to a proportional amount of the Company billing for the period of service during which such mistake, omission, interruption, preemption, delay, error, defect in transmission or injury occurs), or (2) not prevented by customer-provided equipment but which would have been prevented had Company-provided equipment been used.

         B. The Company shall be indemnified and saved harmless by Cybernet against any and all claims, actions, causes of action, damages, liabilities, or demands (including the costs, expenses and reasonable attorneys' fees, on account thereof) of whatever kind or nature that may be made by any third party as a result of the Company's furnishing of service to Cybernet.

         C. The Company shall be indemnified, defended and held harmless by Cybernet and/or the end user against any claim, loss or damage arising from the use of services offered for resale involving:





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                 1.  Claims for libel, slander, invasion of privacy or
                 infringement of copyright arising from Cybernet's or end user's own communications.

                 2. Claims for patent infringement arising from acts combining or using Company services in connection with facilities or equipment furnished by the end user or Cybernet.

                 3. All other claims arising out of an act or omission of Cybernet or its end user in the course of using services.

         D. Cybernet accepts responsibility for providing access for maintenance purposes of any service resold under the provisions of this Tariff. The Company shall not be responsible for any failure on the part of Cybernet with respect to any end user of Cybernet.

X.       TREATMENT OF PROPRIETARY AND CONFIDENTIAL INFORMATION

         A. Both parties agree that it may be necessary to provide each other during the term of this Amendment with certain confidential information, including trade secret information, including but not limited to, technical and business plans, technical information, proposals, specifications, drawings, procedures, customer account data and like information (hereinafter collectively referred to as "Information"). Both parties agree that all Information shall either be in writing or other tangible format and clearly marked with a confidential, private or proprietary legend, or, when the Information is communicated orally, it shall also be communicated that the Information is confidential, private or proprietary. The Information will be resumed to the owner within a reasonable time. Both parties agree that the Information shall not be copied or reproduced in any form. Both parties agree to receive such Information and not disclose such Information. Both parties agree to protect the Information received from distribution, disclosure or dissemination to anyone except employees of the parties with a need to know such Information and which employees agree to be bound by the terms of this Section. Both parties will use the same standard of care to protect Information received as they would use to protect their own confidential and proprietary Information.

         B. Notwithstanding the foregoing, both parties agree that there will be no obligation to protect any portion of the Information that is either: 1) made publicly available by the owner of the Information or lawfully disclosed by a nonparty to this Agreement; 2) lawfully obtained from any source other than the owner of the Information; or
         3) previously known to the receiving party without an obligation to keep it confidential.

XI.      RESOLUTION OF DISPUTES

         Except as otherwise stated in this Agreement, the parties agree that if any dispute arises as to the interpretation of any provision of this Amendment or as to the proper implementation of this Agreement, the parties will petition the applicable state Public Service Commission for a resolution of the dispute. However, each party reserves any rights it may have to seek judicial review of any ruling made by that Public Service Commission concerning this Agreement.

XII.     LIMITATION OF USE

         The parties agree that this Amendment shall not be proffered by either party in another jurisdiction as evidence of any concession or as a waiver of any position taken by the other party in that jurisdiction or for any other purpose.





Version:  April 24, 1997                                                 Page 11

XIII.    WAIVERS

         Any failure by either party to insist upon the strict performance by the other party of any of the provisions of this Amendment shall not be deemed a waiver of any of the provisions of this Agreement, and each party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement.

XIV.     GOVERNING LAW

         This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

XV.      ARM'S LENGTH NEGOTIATIONS

         This Amendment was executed after arm's length negotiations between the undersigned parties and reflects the conclusion of the undersigned that this Amendment is in the best interests of all parties.

XVI.     MORE FAVORABLE PROVISIONS

         A.      The parties agree that if---

                 1. the Federal Communications Commission ("FCC") or the Commission finds that the terms of this Amendment are inconsistent in one or more material respects with any of its or their respective decisions, rules or regulations, or

                 2. the FCC or the Commission preempts the effect of this Agreement, then, in either case, upon such occurrence becoming final and no longer subject to administrative or judicial review, the parties shall immediately commence good faith negotiations to conform this Amendment to the requirements of any such decision, rule, regulation or preemption. The revised agreement shall have an effective date that coincides with the effective date of the original FCC or Commission action giving rise to such negotiations. The parties agree that the rates, terms and conditions of any new agreement shall not be applied retroactively to any period prior to such effective date except to the extent that such retroactive effect is expressly required by such FCC or Commission decision, rule, regulation or preemption.

         B. In the event that BellSouth, either before or after the effective date of this Agreement, enters into an agreement with any other telecommunications carrier (an "Other Resale Agreement") which provides for the provision within the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee of any of the arrangements covered by this Amendment upon rates, terms or conditions that differ in any material respect from the rates, terms and conditions for such arrangements set forth in this Amendment("Other Terms"), BellSouth shall be deemed thereby to have offered such other Resale Agreement to Cybernet in its entirety. In the event that Cybernet accepts such offer, such Other Terms shall be effective between BellSouth and Cybernet as of the date on which Cybernet accepts such offer.

         C. In the event that after the effective date of this Amendment the FCC or the Commission enters an order (a "Resale Order") requiring BellSouth to provide within the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee any of the arrangements covered by this





Version:  April 24, 1997                                                 Page 12
         agreement upon Other Terms, then upon such Resale Order becoming final and not subject to further administrative or judicial review, BellSouth shall be deemed to have offered such arrangements to Cybernet upon such Other Terms, in their entirety, which Cybernet may only accept in their entirety, as provided in Section XVI.E. In the event that Cybernet accepts such offer, such Other Terms shall be effective between BellSouth and Cybernet as of the date on which Cybernet accepts such offer.

         D. In the event that after the effective date of this Amendment BellSouth files and subsequently receives approval for one or more intrastate tariffs (each, a "Resale Tariff") offering to provide within the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee any of the arrangements covered by this Amendment upon Other Terms, then upon such Resale Tariff becoming effective, BellSouth shall be deemed thereby to have offered such arrangements to Cybernet upon such Other Terms, which Cybernet may accept as provided in Section XVI.E. In the event that Cybernet accepts such offer, such Other Terms shall be effective between BellSouth and Cybernet as of the date on which Cybernet accepts such offer.

         E. The terms of this Agreement, other than those affected by the Other Terms accepted by Cybernet, shall remain in full force and effect.

         F.      CORRECTIVE PAYMENT.   In the event that --

         1. BellSouth and Cybernet revise this Amendment pursuant to Section XVI.A, or

         2. Cybernet accepts a deemed offer of an Other Resale Agreement or Other Terms, then BellSouth or Cybernet, as applicable, shall make a corrective payment to the other party to correct for the difference between the rates set forth herein and the rates in such revised agreement or Other Terms for substantially similar services for the period from the effective date of such revised agreement or Other Terms until the date that the parties execute such revised agreement or Cybernet accepts such Other Terms, plus simple interest at a rate equal to the thirty (30) day commercial paper rate for high-grade, unsecured notes sold through dealers by major corporations in multiples of $1,000.00 as regularly published in The Wall Street Journal.

XVII.    AMENDMENTS

         This Amendment may be amended at any time upon written agreement of both parties.

XVIII.   ENTIRE AGREEMENT

         This Amendment sets forth the entire understanding and supersedes prior agreements between the parties relating to the subject matter contained herein and merges all prior discussions between them, and neither party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Amendment or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the party to be bound thereby.





Version:  April 24, 1997                                                 Page 13

BellSouth Telecommunications, Inc.        Cybernet Group

BY:    /s/ Jerry D. Hendrix               BY:   /s/ Robert Nyswaner
       ---------------------------              ---------------------------
             SIGNATURE                                 SIGNATURE

NAME:      Jerry Hendrix                  NAME:     Robert Nyswaner
       ---------------------------              ---------------------------
             PRINTED NAME                              PRINTED NAME

TITLE:     Director                       TITLE:    CFO
       ---------------------------              ---------------------------

DATE:      07/09/97                       DATE:     7/8/97
       ---------------------------              ---------------------------





Version:  April 24, 1997                                                 Page 14

                                  EXHIBIT "A"

                              APPLICABLE DISCOUNTS


         The telecommunications services available for purchase by Cybernet for the purposes of resale to Cybernet end users shall be available at the following discount off of the retail rate.

                                               DISCOUNT
                                               --------
   STATE                           RESIDENCE               BUSINESS
   -----                           ---------               --------
   ALABAMA                           17%                     17%
   FLORIDA                           21.83%                  16.81%
   GEORGIA                           20.3%                   17.3%
   KENTUCKY                          16.79%                  15.54%
   LOUISIANA*                        20.72%                  20.72%
   MISSISSIPPI                       15.75%                  15.75%
   NORTH CAROLINA                    21.5%                   17.6%
   SOUTH CAROLINA                    14.8%                   14.8%
   TENNESSEE**                       16%                     16%

* Effective as of the Commission's Order in Louisiana Docket No. U-22020 dated November 12, 1996.

** The Wholesale Discount is set as a percentage off the tariffed rates. If OLEC provides is own operator services and directory services, the discount shall be 21.56%. These rates are effective as of the Tennessee Regulatory Authority's Order in Tennessee Docket No. 90-01331 dated January 17, 1997.





Version:  April 24, 1997                                                 Page 15

                                  EXHIBIT B

================================================================================================================================
                                       AL                 FL                  GA                 KY                 LA
         TYPE OF                ------------------------------------------------------------------------------------------------
         SERVICE                Resale?  Discount?  Resale? Discount?   Resale? Discount? Resale?   Discount? Resale?  Discount?
--------------------------------------------------------------------------------------------------------------------------------
1   Grandfathered Services,     Yes      Yes        Yes     Yes         Yes     Yes       Yes       Yes       Yes      Yes
--------------------------------------------------------------------------------------------------------------------------------
1   Contract Service            Yes      Yes        Yes     Yes         Yes     No        Yes       No        Yes      No
    Arrangements
--------------------------------------------------------------------------------------------------------------------------------
3   3 Promotions -              Yes      Yes        Yes     Yes         Yes     Yes       Yes       Yes       Yes      Yes
    greater than 90 Days
--------------------------------------------------------------------------------------------------------------------------------
4   4 Promotions -              Yes      No         Yes     No          Yes     No        No        No        Yes      No
    less than 90 Days
--------------------------------------------------------------------------------------------------------------------------------
5   5 Lifeline/Link Up          Yes      Yes        Yes     Yes         Yes     Yes       No        No        Yes      Yes
    Services
--------------------------------------------------------------------------------------------------------------------------------
6   911/E911 Services           Yes      Yes        Yes     Yes         Yes     Yes       Yes       Yes       No       No
--------------------------------------------------------------------------------------------------------------------------------
7   N11 Services                Yes      Yes        Yes     Yes         Yes     Yes       No        No        No       No
--------------------------------------------------------------------------------------------------------------------------------
8   Non-Recurring Charges       Yes      Yes        Yes     Yes         Yes     Yes       Yes       Yes       Yes      Yes
================================================================================================================================

=============================================================================================================
                                       MS                 NC                  SC                  TN
        TYPE OF                ------------------------------------------------------------------------------
        SERVICE                 Resale?  Discount?  Resale? Discount?   Resale? Discount?  Resale?  Discount?
-------------------------------------------------------------------------------------------------------------
1   Grandfathered Services,     Yes      Yes        Yes     Yes         Yes     Yes       Yes       Yes
-------------------------------------------------------------------------------------------------------------
1   Contract Service            Yes      No         Yes     Yes         Yes     No        Yes       Yes
    Arrangements
-------------------------------------------------------------------------------------------------------------
3   3 Promotions -              Yes      Yes        Yes     Yes         Yes     Yes       Yes       No
    greater than 90 Days
-------------------------------------------------------------------------------------------------------------
4   4 Promotions -              Yes      No         No      No          Yes     No        No        No
    less than 90 Days
-------------------------------------------------------------------------------------------------------------
5   5 Lifeline/Link Up          Yes      Yes        Yes     Yes         Yes     Yes       No        No
    Services
-------------------------------------------------------------------------------------------------------------
6   911/E911 Services           Yes      Yes        Yes     Yes         Yes     Yes       Yes       Yes
-------------------------------------------------------------------------------------------------------------
7   N11 Services                No       No         No      No          Yes     Yes       Yes       Yes
-------------------------------------------------------------------------------------------------------------
8   Non-Recurring Charges       Yes      Yes        Yes     Yes         Yes     Yes       Yes       No
=============================================================================================================

    ADDITIONAL COMMENTS

    1 GRANDFATHERED SERVICES can be resold only to existing subscribers of the grandfathered service.

    2 Where available for resale, promotions will be made available only to end users who would have qualified for the promotion had it been provided by BellSouth directly.

    3 LIFELINE/LINK UP services may be offered only to those subscribers who meet the criteria that BellSouth currently applies to subscribers of these services.

    4 In Louisiana and Mississippi, all CONTRACT SERVICE ARRANGEMENTs entered into by BellSouth or terminating after the effective date of the Commission Order will be subject to resale without the wholesale discount. All CSAs which are in place as of the effective date of the Commission order will not be eligible for resale.

    5 In North Carolina, only those CONTRACT SERVICE ARRANGEMENTS entered into after April 15, 1997 will be available for resale.





Version:  April 24, 1997                                                 Page 16